Exhibit 99.3

CONTACT:

APPLETON PAPERS INC.

Bill Van Den Brandt, Manager, Corporate Communications

(920) 991-8613; bvandenbrandt@appletonideas.com

HICKS ACQUISITION COMPANY II, INC.

Mark Semer, Kekst and Company

(212) 521-4802; mark-semer@kekst.com

APPLETON PAPERS AND HICKS ACQUISITION COMPANY II AGREE TO $675 MILLION

BUSINESS COMBINATION

Combined Company to Be Listed on Nasdaq - Appleton to Be Renamed Appvion

Transaction Will Strengthen Appleton’s Balance Sheet and Provide Growth Capital

APPLETON, WI & DALLAS, TX – May 16, 2012 – Appleton Papers Inc. (“Appleton”) and Hicks Acquisition Company II, Inc. (Nasdaq: HKAC) today announced a definitive agreement under which Appleton will engage in a business combination with Hicks Acquisition Company II valued at $675 million. The combined company will be listed on the Nasdaq exchange, positioning Appleton for long-term growth and profitability with an improved balance sheet and greater access to capital. Appleton is a leading manufacturer of specialty high value-added coated paper products and a provider of proprietary encapsulation applications. Hicks Acquisition Company II is a special purpose acquisition company founded and headed by Thomas O. Hicks with approximately $149.3 million of cash in trust.

It was also announced today that when the transaction closes Appleton will change its corporate name to Appvion. The new name combines the words “applied” and “innovation,” reflecting the company’s successful transformation from a paper company to a business focused on coating formulations and applications, and specialty chemicals.

Appleton was founded in 1907 in Appleton, Wisconsin. With 2011 sales of nearly $860 million, Appleton is a global leader operating in three business segments: direct thermal, in which it holds the leading position in North America and is considered to be the market leader in innovation; carbonless/security, in which, under its NCR PAPER* and Appleton brands, the company holds the number one position worldwide; and Encapsys®, an innovative and rapidly growing specialty chemical operation that is a leader in microencapsulation for use in branded consumer products. The company employs approximately 1,800 people and has been 100 percent employee-owned since November 9, 2001.

Under the terms of the proposed business combination, Hicks Acquisition Company II will invest the cash held in trust, less expenses and amounts paid for certain repurchases and redemptions of its stockholders, to acquire an equity interest in Appleton. Proceeds from the transaction may be used by Appleton for reducing the amount of debt outstanding, capital expenditures to facilitate growth initiatives, reducing the amount of warrants outstanding or other general corporate purposes.

Thomas O. Hicks, founder and chairman of Hicks Acquisition Company II, commented, “We are tremendously pleased to be partnering with Appleton, its management team and its employee-owners. Appleton is a true leader in its markets with a broad and diverse product line, globally respected brands, a legacy of innovation and a world-class management team. We are very impressed by Appleton’s recent steps to further transform its business to value added converting and encapsulation. In particular, we believe that its recent agreement with Domtar allows the company to focus on its core, value-added capabilities, while reducing asset intensity and substantially increasing its profitability and free cash flow. We look forward to completing the transaction and supporting the management team as they continue to realize Appleton’s full potential.”

Members of the Appleton management team will continue in their current positions under the new ownership structure.

“This transaction will be the latest milestone in Appleton’s transformation from a paper producer to a company focused on coating formulations and applications, and specialty chemicals,” said Mark Richards, Appleton’s chairman, president and chief executive officer. “The combination with Hicks Acquisition Company II provides the company with capital to further strengthen our balance sheet, support our businesses and pursue attractive growth opportunities in our markets. Our customers will benefit as we continue to expand and improve the value-added products and services we provide them. Appleton ESOP participants, through their ownership interests in Paperweight Development Corp. (“Paperweight”), the parent company of Appleton, will be able to share in an even stronger company and hold a more flexible security with greater potential for appreciation. We are proud to partner with Tom Hicks and his colleagues, who have a decades-long record of supporting and building the value of specialty manufacturing companies.”

Mr. Richards added, “Our new name – Appvion – recognizes this milestone in our transformation. Appvion stands for ‘applied innovation,’ representing what we have accomplished so far and where we are heading as a company.”

Following completion of the transaction, Mr. Hicks, Founder and Chairman of Hicks Acquisition Company II and Chairman and CEO of Hicks Holdings LLC, and Christina Weaver Vest, CEO of Hicks Acquisition Company II and a Managing Director and Partner of Hicks Equity Partners, will join the existing Appleton board of directors. The current Appleton directors, Stephen P. Carter, Terry M. Murphy, Andrew F. Reardon, Kathi P. Seifert, Mark A. Suwyn and George W. Wurtz, all of whom are independent directors, and Mr. Richards, will remain on the Board. Mr. Richards will continue to serve as board chairman.

The boards of directors of Hicks Acquisition Company II, Paperweight and Appleton have unanimously approved the proposed transaction. Completion of the transaction, which is expected during July 2012, is subject to expiration or early termination of any applicable Hart-Scott-Rodino waiting period, approval of the transaction by Hicks Acquisition Company II’s stockholders, approval by State Street Bank and Trust Company, the trustee representing participants in the Appleton ESOP, and certain other closing conditions.

Jefferies & Company, Inc. is serving as exclusive financial advisor to Appleton. Deutsche Bank Securities Inc. is serving as exclusive financial advisor to Hicks Acquisition Company II. Legal counsel to Appleton is DLA Piper LLP and Morgan, Lewis & Bockius LLP. Legal counsel to Hicks Acquisition Company II is Akin Gump Strauss Hauer & Feld LLP.

Additional information about the transaction, as well as Appleton’s operations and historical financial information, will be contained in an investor presentation that will be made public today and filed by Hicks Acquisition Company II and Appleton with the Securities and Exchange

Commission. Interested parties should visit the SEC website at www.sec.gov. Much of this information can also be found on Appleton’s website at www.appletonideas.com.

Description of the Terms of the Transaction

Appleton is owned by Paperweight, which is owned by the Appleton ESOP. Under the terms of the business combination, Appleton will be organized as a limited liability company, and PDC will hold Class B Units in Appleton that are exchangeable into shares of common stock of Hicks Acquisition Company II. On a pro forma basis, giving effect to such an exchange and assuming no redemptions of Hicks Acquisition Company II stock, Paperweight will own approximately 37% of the pro forma outstanding equity of the combined companies. Paperweight will also be entitled to receive up to 3.0 million additional shares based on certain stock price performance targets. After completion of the transaction, Mr. Hicks and the other current Hicks Acquisition Company II stockholders will own approximately 63% of the pro forma outstanding equity. Ownership percentages are calculated as basic ownership and exclude earn out shares, warrants, options and redemptions from the ownership calculation. Ownership percentages may vary proportionately depending on the level of redemptions by Hicks Acquisition Company II shareholders prior to closing (or repurchases of common stock by Hicks Acquisition Company II from its stockholders).

Conference Call Scheduled

Appleton and Hicks Acquisition Company II will host a conference call to discuss the proposed business combination with the investment community on Wednesday, May 16, 2012 at 10:00 a.m. ET. The call will be broadcast through the company website, www.appletonideas.com/investors. Investors may also participate in the conference call by dialing 866-394-6413 (US) or 706-643-4409 (international) and referencing conference ID number 82553955. A replay will be available through June 15.

*NCR PAPER is a registered trademark licensed to Appleton.

About Appleton

Appleton creates product solutions through its development and use of coating formulations, coating applications and Encapsys microencapsulation technology. The company produces thermal, carbonless and security papers and Encapsys products. Appleton, headquartered in Appleton, Wis., has manufacturing operations in Wisconsin, Ohio and Pennsylvania, employs approximately 1,800 people and has been 100 percent employee-owned since 2001. For more information, visit www.appletonideas.com.

About Hicks Acquisition Company II, Inc.

Hicks Acquisition Company II, Inc. is a special purpose acquisition company, launched in October 2010 in an initial public offering with $150 million of gross proceeds. Founded by Thomas O. Hicks, Hicks Acquisition Company II was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It currently has no operating businesses. The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreement relating to the transaction, a copy of which will be filed by Hicks Acquisition Company II with the SEC as an exhibit to a Current Report on Form 8-K.

NO ASSURANCES

There can be no assurance that the transaction will be completed, nor can there be any assurance, if the transaction is completed, that the potential benefits of combining the companies will be realized. The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the definitive agreements relating to the transaction, copies of which will be filed by Hicks Acquisition Company II and by Appleton with the SEC as an exhibit to Current Reports on Form 8-K.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the transaction, Hicks Acquisition Company II will file with the SEC a proxy statement and mail such proxy statement to its stockholders. Before making any voting decision, Hicks Acquisition Company II urges its investors and security holders to read the proxy statement regarding the transaction when it becomes available because it will contain important information. Hicks Acquisition Company II stockholders may obtain copies of all documents filed with the SEC regarding the transaction, free of charge, at the SEC’s website (www.sec.gov) or by directing a request to Hicks Acquisition Company II at 100 Crescent Court, Suite 1200, Dallas, TX 75201, or (214) 615-2300.

PARTICIPANTS IN THE SOLICITATION

Hicks Acquisition Company II and its directors and officers may be deemed participants in the solicitation of proxies to Hicks Acquisition Company II’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in Hicks Acquisition Company II is contained in Hicks Acquisition Company II’s annual report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC, and will also be contained in the proxy statement regarding the transaction when it becomes available. Hicks Acquisition Company II’s stockholders may obtain additional information about the interests of the directors and officers of Hicks Acquisition Company II in the transaction by reading the proxy statement and other materials to be filed with the SEC regarding the transaction when such information becomes available.

Appleton and its directors and officers may be deemed participants in the solicitation of proxies to Hicks Acquisition Company II’s stockholders with respect to the transaction. A list of the names of these directors and officers and a description of their interests is contained in Appleton’s annual report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC and will also be contained in the proxy statement regarding the transaction when it is available. Investors and security holders may obtain additional information about the interests of such participants by reading the proxy statement and other materials to be filed with the SEC regarding the transaction when such information becomes available.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “poised”, “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: uncertainties as to the timing of the transaction, approval of the transaction by Hicks Acquisition Company II’s stockholders and the ESOP trustee; the satisfaction of closing conditions to the transaction, including the receipt of any required regulatory approvals; costs related to the transaction; costs and potential liabilities of Appleton relating to environmental regulation and litigation (including Lower Fox River); potential failure of Appleton’s former parent to comply with its indemnification obligations; costs of compliance with environmental laws;

Appleton’s substantial amount of indebtedness; the ability of Appleton to develop and introduce new and enhanced products, improve productivity and reduce operating costs; Appleton’s reliance on a relatively small number of customers and third parties suppliers; the cessation of papermaking and transition to base stock supplied under the long-term supply agreement with Domtar Corporation; the global credit market crisis and economic weakness; competitors in its various markets; volatility of raw materials costs; Appleton’s underfunded pension plans; future legislation or regulations intended to reform pension and other employee benefit plans. Actual results may differ materially from those contained in the forward-looking statements in this press release. Neither Hicks Acquisition Company II nor Appleton undertakes any obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.